AMENDMENT NO. 2

TO
CORPORATE BYLAWS

OF

INDOOR HARVEST CORP

The Bylaws (the “Bylaws”) of Indoor Harvest Corp, a Texas corporation (the “Company”) are hereby amended as follows:

1. Article I, Section 2 of the Bylaws is hereby amended and restated in its entirety to read as follows:

“2. Special Meetings

Special meetings of the shareholders for any purpose or purposes may be called by (a) the Chairman of the Board or (b) a majority of the entire Board of Directors. In addition, a special meeting of the shareholders shall be called at the request in writing of shareholders owning not less than fifty percent (50%) of the issued and outstanding shares of the Corporation entitled to vote at such meeting by the Chairman of the Board or the Secretary. Such request for a special meeting shall state the purpose or purposes of the proposed meeting, which purpose or purposes shall be stated in the notice of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Notwithstanding anything set forth in these Bylaws to the contrary, at a special meeting requested by the shareholders of the Corporation, only the Corporation and the shareholders who participated in the written meeting request may propose any item for consideration or nominate directors for election at such meeting.”

2. Article I, Section 9 of the Bylaws is hereby amended and restated in its entirety to read as follows:

“9. Quorum of Shareholders

No business, other than the election of the chairman or the adjournment of the meeting, will be transacted at an annual or special meeting unless a quorum of shareholders, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

Except as otherwise provided in these Bylaws, the holders of thirty-three and 34/100 percent (33.34%) of the issued and outstanding shares of the Corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the corporation. If there is less than a quorum of holders of thirty-three and 34/100 percent (33.34%) of the issued and outstanding shares of the Corporation entitled to vote at a meeting so present or represented then the meeting may be adjourned to another time, or place, until a quorum is present, whereupon the meeting may be held, without further notice, except as required by law.”

3. Article I, Section 11 of the Bylaws is hereby amended and restated in its entirety to read as follows:

“11. Vote or Consent of Shareholders

Directors, except as otherwise required by law, shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Except as otherwise required by the specific terms of any class or series of Preferred Shares as set forth in the Preferred Shares designation with respect to such class or series, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote on such action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the required shares entitled to vote thereon were present and voted.”

4. Article II, Section 2 of the Bylaws is hereby amended and restated in its entirety to read as follows:

“2. Number of Directors

The number of directors, other than those who may be elected by the holders of one or more series of Preferred Shares voting separately by class or series, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the full Board of Directors, provided that any decrease in the number of directors does not shorten the time of any incumbent director. Directors need not be residents of the State of Texas.”

5. Article II, Sections 6 through 8 (inclusive) of the Bylaws are hereby amended and restated in its entirety to read as follows:

“6. Resignations

A director may resign at any time on written notice to the Board of Directors or to the Chairman of the Board. A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.

7. Removal of Directors

Any director, or the entire Board of Directors, may be removed from office at any time but only for cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

8. Newly Created Directorships and Vacancies

Subject to applicable law, unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and in the event that there is only one (1) director remaining in office, by such sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been appointed expires and until such director’s successor shall have been duly elected and qualified.

Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one (1) or more directors by the provisions of the Certificate of Formation or any Preferred Share designation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series; and any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, and such directorships shall not in any case be filled by the vote of the remaining directors unless otherwise provided in the Certificate of Formation or any Preferred Share designation.”

6. Article II, Section 11of the Bylaws is hereby deleted.

7. Article VI of the Bylaws is hereby added to the Bylaws to read as follows:

“ARTICLE VI

INDEMNIFICATION

1. Right to Indemnification

Subject to the limitations and conditions as provided in this Article VI, each person who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (hereinafter called a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of The fact that he or she (or a person of whom he or she is the legal representative) is or was a director or officer of the Corporation (or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, Employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, Employee benefit plan, or other enterprise) shall be indemnified by the Corporation to the fullest extent permitted by Texas law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including, without limitation, court costs and attorneys’ fees) actually incurred by such person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the Corporation indemnify any such person (or the legal representative of any such person) otherwise than for his or her reasonable expenses, in respect of any Proceeding (a) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person’s official capacity; or (b) in which such person shall have been found liable to the Corporation; and provided, further, that the Corporation shall not indemnify any such person for his or her reasonable expenses actually incurred in connection with any Proceeding in which he or she shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Corporation. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification, or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification, or repeal.

2. Advance Payment

The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 1 of Article VI who was or is threatened to be made a named defendant or respondent in a Proceeding, in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of a (a) written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article VI and (b) a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined that such person is not entitled to be indemnified under this Article VI or otherwise.

3. Indemnification of Employees and Agents

The Corporation, by general or specific action of the Board of Directors, may indemnify and advance expenses to an Employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article VI; and the Corporation may so indemnify and advance expenses to persons who are not or were not directors, officers, employees, or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, Employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, Employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors and officers under this Article VI.

4. Nonexclusivity of Rights

The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 3 of Article VI may have or hereafter acquire under any applicable law (common or statutory), provision of the Certificate of Formation or these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

5. Insurance

The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted pursuant to Section 3 of Article VI shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent

6. Severability

If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.”

8. Except as set forth above, the remaining provisions of the Bylaws shall not be amended hereby and shall remain in full force and effect in accordance with their respective terms.

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 2 to the Corporate Bylaws to be executed by a duly authorized officer effective as of the 12 day of November, 2018.

INDOOR HARVEST CORP

By:	/s/ Dan Weadock
Dan Weadock
Chief Executive Officer